Exhibit 99.1

5300 Town and Country Blvd., Suite 500
Frisco, Texas 75034
Telephone: (972) 668-8800
Contact: Roland O. Burns
Sr. Vice President and Chief Financial Officer
Web Site: www.comstockresources.com

NEWS RELEASE

For Immediate Release

COMSTOCK RESOURCES, INC. REPORTS
SECOND QUARTER 2012 FINANCIAL AND OPERATING RESULTS

FRISCO, TEXAS, July 30, 2012 – Comstock Resources, Inc. ("Comstock" or the "Company") (NYSE: CRK) today reported financial and operating results for the three months and six months ended June 30, 2012.

Financial Results for the Three Months and Six Months Ended June 30, 2012

Low natural gas prices continue to adversely impact the Company's financial results in the second quarter of 2012 as Comstock reported a net loss of $10.3 million or 22¢ per share as compared to net income of $3.9 million or 8¢ per diluted share for the three months ended June 30, 2011.  The second quarter of 2012 results included a $5.3 million ($3.4 million after tax, or 7¢ per diluted share) impairment on certain natural gas properties as well as a gain of $20.3 million ($13.2 million after tax or 28¢ per diluted share) from the sale of oil and gas properties.  Results for the three months ended June 30, 2011 included a gain on sale of marketable securities of $8.5 million ($5.5 million after tax or 12¢ per diluted share).

Comstock's production in the second quarter of 2012 of 583 thousand barrels of oil and 21.9 billion cubic feet of natural gas or 25.4 billion cubic feet of natural gas equivalent ("Bcfe") increased 6% over the 24.0 Bcfe produced in the second quarter of 2011.  Oil production increased 267% over 2011's second quarter.  Oil production in the second quarter, which averaged 6,400 barrels of oil per day, grew 14% from the 5,600 barrels per day produced in the first quarter of 2012.

Comstock's average realized natural gas price of $2.03 per Mcf for the second quarter of 2012 was 52% lower than the $4.19 per Mcf realized for the second quarter of 2011.  The Company's average realized oil price for the second quarter of 2012, including hedging gains, was $103.37 per barrel, which was 2% higher than the second quarter of 2011's average price of $101.02.  Comstock's higher oil production in the second quarter only partially offset the effect of the extraordinarily low natural gas prices as oil and gas sales for the second quarter of 2012 decreased by 7% to $104.7 million as compared to 2011's second quarter sales of $112.5 million.  Oil sales composed 58% of total sales in the quarter as compared to only 14% in the second quarter of 2011.  Operating cash flow (before changes in working capital accounts) of $61.3 million in the second quarter of 2012 was 20% lower than operating cash flow of $77.1 million for the second quarter of 2011, and EBITDAX, or earnings before interest, taxes, depreciation, depletion, amortization, exploration expense and other noncash expenses, of $74.6 million in the second quarter of 2012 decreased 14% from EBITDAX of $87.1 million in the second quarter of 2011.  The lower natural gas prices not only caused revenues, cash flow, EBITDAX and earnings to decline but also resulted in an increase to the Company's depreciation, depletion and amortization expense in the quarter due to the exclusion of a substantial amount of the Company's undeveloped natural gas reserves from proved reserves.

Comstock reported a net loss of $3.4 million or 7¢ per share for the first six months of 2012 as compared to net income of $6.4 million or 13¢ per diluted share for the six months ended June 30, 2011.  The 2012 results include a gain of $27.1 million ($17.6 million after tax or 38¢ per diluted share) from the sale of oil and gas properties which generated net proceeds of $146.1 million and a gain of $26.6 million ($17.3 million or 37¢ per share) on the sale of marketable securities which generated net proceeds of $37.7 million.  The six months 2012 financial results also included impairments of oil and gas properties and unevaluated leases of $6.7 million ($4.4 million after tax, or 9¢ per diluted share).  Results for the six months ended June 30, 2011 included a gain on sale of marketable securities of $29.7 million ($19.3 million after tax or 42¢ per diluted share), impairments of unevaluated leases of $9.5 million ($6.1 million or 13¢ per share), and a loss on early extinguishment of debt of $1.1 million ($0.7 million or 2¢ per share).

Comstock's production in the first half of 2012 of 50.8 Bcfe increased 16% over the 43.9 Bcfe produced in the first half of 2011.  Oil comprised 13% of production during this period in 2012 as compared to only 4% in 2011.  Natural gas prices were substantially weaker in the first six months of 2012 as compared to 2011's first six months.  Comstock's average realized natural gas price decreased 43% to $2.34 per Mcf for the first six months of 2012 as compared to $4.08 per Mcf for the first six months of 2011.  The Company's average realized oil price for the first six months of 2012 of $102.43 per barrel, including hedging gains, was 7% above 2011's average realized price of $95.89.  Oil and gas sales increased by 7% to $215.0 million in the first six months of 2012 as compared to 2011's first six months sales of $200.5 million.  The higher production level in the first half of 2012 was partially offset by the low natural gas prices.  Operating cash flow (before changes in working capital accounts) of $128.1 million in the first six months of 2012 decreased 4% from 2011's first six months operating cash flow of $133.2 million.  EBITDAX, or earnings before interest, taxes, depreciation, depletion, amortization, exploration expense and other noncash expenses, increased 1% to $153.6 million in 2012's first six months from 2011's first six months EBITDAX of $152.2 million.

2012 Drilling Results

Comstock reported on the results to date of its 2012 drilling program.  During the first six months of 2012, Comstock has spent $314.3 million on development and exploration activities and $16.1 million on acreage and other acquisitions.  Comstock drilled 39 wells (31.0 net) and had five wells (3.6 net) drilling at June 30, 2012.  The wells drilled in the second quarter included eight (7.2 net) oil wells in West Texas and eight (7.0 net) oil wells in the Eagle Ford shale in South Texas.  At the end of the second quarter of 2012, the Company's six operated drilling rigs were all drilling oil wells in South Texas and West Texas as the Company has suspended its natural gas drilling operations until natural gas prices improve.

Since the beginning of 2012, the Company has completed 31 oil wells, fifteen in the vertical Wolfbone program in its West Texas region and sixteen in the horizontal Eagle Ford shale program in the South Texas region.  The sixteen Eagle Ford shale wells that were completed had an average per well initial production rate of 565 barrels of oil equivalent ("BOE") per day.  Of the eight new Eagle Ford wells completed this quarter, the Donnell C #1H, the Carlson C #1H and the Hubberd #3 H in McMullen County had the highest initial production rates at 938, 862 and 793 BOE per day, respectively.  These wells are being produced under the Company's restricted choke program.  Longer term production results from the first 29 Eagle Ford shale wells have confirmed the benefit of this program.  The twenty-nine wells, which have been producing for more than 90 days, had an average initial production rate of 679 BOE per day.  The 30 day per well production rate for these wells averaged 514 BOE per day and the 90 day per well production rate averaged 453 BOE per day, or 67% of the initial 24 hour test rate.

Since closing on the acquisition of acreage in Reeves County in West Texas, Comstock has drilled and completed thirteen operated vertical Wolfbone wells.  These wells were drilled to total depths of 11,370 to 12,786 feet and completed with 5 to 11 frac stages.  These wells have an average per well initial production rate of 374 BOE per day (78% oil).  Comstock's vertical Wolfbone wells continue to be some of the best vertical oil wells in the play.  Of the eight new wells reported on this quarter, three wells had initial production rates over 400 BOE per day including the Pat Garrett 38 #1 at 489 BOE, the Buffalo Bill 9 #1 at 517 BOE and the Trigger 40 #1 at 419 BOE.  Comstock is currently drilling its first horizontal well, the Monroe 35 #1-H, targeting the Wolfcamp shale formation.

Comstock has planned a conference call for 9:30 a.m. Central Time on July 31, 2012, to discuss the operational and financial results for the second quarter of 2012.  Investors wishing to participate should visit the Company's website at www.comstockresources.com for a live web cast or dial 866-277-1181 (international dial-in use 617-597-5358) and provide access code 75971610 when prompted.  If you are unable to participate in the original conference call, a web replay will be available approximately 24 hours following the completion of the call on Comstock's website at www.comstockresources.com.  The web replay will be available for approximately one week.  A replay of the conference call will be available beginning at 3:00 p.m. ET July 31, 2012 and will continue until 11:59 p.m. August 7, 2012.  To hear the replay, call 888-286-8010 (617-801-6888 if calling from outside the US).  The conference call ID number is 67963510.

This press release may contain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein.  Although the Company believes the expectations in such statements to be reasonable, there can be no assurance that such expectations will prove to be correct.

Comstock Resources, Inc. is an independent energy company based in Frisco, Texas and is engaged in oil and gas acquisitions, exploration and development primarily in Texas and Louisiana.  The Company's stock is traded on the New York Stock Exchange under the symbol CRK.  For additional information, please visit Comstock's website at www.comstockresources.com.

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Revenues:
Oil and gas sales	$104,690	$112,451	$215,025	$200,489
Gain on sale of oil and gas properties	20,338	—	27,065	—
Total revenues	125,028	112,451	242,090	200,489

Operating expenses:
Production taxes	3,380	1,363	7,017	2,089
Gathering and transportation	7,338	6,611	15,230	12,239
Lease operating	13,948	12,437	28,697	23,985
Exploration	37	82	1,390	9,619
Depreciation, depletion and amortization	90,083	74,689	169,180	135,014
Impairment of oil and gas properties	5,301	—	5,350	—
Loss on sale of oil and gas properties	—	(26)	—	83
General and administrative	9,033	8,917	17,831	17,345
Total operating expenses	129,120	104,073	244,695	200,374

Operating income (loss)	(4,092)	8,378	(2,605)	115

Other income (expenses):
Interest expense	(14,529)	(10,410)	(27,766)	(20,694)
Gain on sale of marketable securities	—	8,480	26,621	29,729
Other income	545	83	522	393
Total other income (expenses)	(13,984)	(1,847)	(623)	9,428

Income (loss) before income taxes	(18,076)	6,531	(3,228)	9,543
Benefit from (provision for) income taxes	7,772	(2,582)	(217)	(3,190)
Net income (loss)	$(10,304)	$3,949	$(3,445)	$6,353

Net income (loss) per share:
Basic	$(0.22)	$0.08	$(0.07)	$0.13
Diluted	$(0.22)	$0.08	$(0.07)	$0.13

Weighted average shares outstanding:
Basic	46,426	45,992	46,399	45,983
Diluted	46,426	45,992	46,399	45,983

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

OPERATING CASH FLOW:

Net income (loss)	$(10,304)	$3,949	$(3,445)	$6,353
Reconciling items:
Deferred income taxes	(7,656)	2,172	416	2,621
Depreciation, depletion and amortization	90,083	74,689	169,180	135,014
Impairment of oil and gas properties	5,301	—	5,350	—
Dry hole costs and leasehold impairments	—	—	1,315	9,454
Gain on sale of assets	(20,338)	(8,506)	(53,686)	(29,646)
Debt issuance cost and discount amortization	1,159	938	2,103	2,403
Unrealized loss on derivative financial instruments	(262)	—	—	—
Stock-based compensation	3,325	3,850	6,860	7,012
Operating cash flow	61,308	77,092	128,093	133,211
Excess income taxes from stock-based compensation	265	125	1,670	612
(Increase) decrease in accounts receivable	9,796	(1,332)	11,611	(6,631)
Increase in other current assets	(3,898)	(7,338)	(4,097)	(8,454)
Increase (decrease) in accounts payable and accrued expenses	(58,753)	(1,572)	4,621	(836)
Net cash provided by operating activities	$8,718	$66,975	$141,898	$117,902

EBITDAX:

Net income (loss)	$(10,304)	$3,949	$(3,445)	$6,353
Interest expense	14,529	10,410	27,766	20,694
Income taxes	(7,772)	2,582	217	3,190
Depreciation, depletion and amortization	90,083	74,689	169,180	135,014
Exploration	37	82	1,390	9,619
Impairments	5,301	—	5,350	—
Gain on sale of assets	(20,338)	(8,506)	(53,686)	(29,646)
Unrealized loss on derivative financial instruments	(262)	—	—	—
Stock-based compensation	3,325	3,850	6,860	7,012
EBITDAX	$74,599	$87,056	$153,632	$152,236

	As of June 30,
	2012	2011

BALANCE SHEET DATA:

Cash and cash equivalents	$3,505	$3,556
Marketable securities	15,204	62,482
Derivative financial instruments	18,536	—
Other current assets	48,817	64,447
Property and equipment, net	2,547,219	2,021,287
Other	28,031	16,677
Total assets	$2,661,312	$2,168,449

Accounts payable and accrued expenses	$176,726	$172,024
Long-term debt	1,223,235	691,640
Deferred income taxes	203,530	217,992
Other non-current liabilities	16,528	9,508
Stockholders' equity	1,041,293	1,077,285
Total liabilities and stockholders' equity	$2,661,312	$2,168,449

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Three Months Ended June 30, 2012					For the Three Months Ended June 30, 2011
	East Texas/ North Louisiana	South Texas	West Texas	Other	Total	East Texas/ North Louisiana	South Texas	Other	Total
Oil production (Mbbls)	20	425	124	14	583	29	128	2	159
Gas production (MMcf)	19,012	2,210	145	526	21,893	19,552	2,915	529	22,996
Total production (MMcfe)	19,129	4,762	885	613	25,389	19,728	3,679	547	23,954

Oil sales	$1,860	$43,970	$10,169	$1,503	$57,502	$3,092	$12,726	$305	$16,123
Hedging gains	—	2,220	499	—	2,719	—	—	—	—
Total oil including hedging	1,860	46,190	10,668	1,503	60,221	3,092	12,726	305	16,123
Natural gas sales	36,594	5,656	887	1,332	44,469	79,384	14,170	2,774	96,328
Total oil and gas sales	$38,454	$51,846	$11,555	$2,835	$104,690	$82,476	$26,896	$3,079	$112,451

Average oil price (per barrel)	$95.33	$103.36	$84.27	$104.92	$98.70	$105.40	$99.88	$107.06	$101.02
Average oil price including hedging (per barrel)	$95.33	$108.58	$86.50	$104.92	$103.37	$105.40	$99.88	$107.06	$101.02
Average gas price (per Mcf)	$1.92	$2.56	$6.12	$2.53	$2.03	$4.06	$4.86	$5.24	$4.19
Average price (per Mcfe)	$2.01	$10.42	$12.49	$4.62	$4.02	$4.18	$7.31	$5.63	$4.69
Average price including hedging (per Mcfe)	$2.01	$10.89	$13.06	$4.62	$4.12	$4.18	$7.31	$5.63	$4.69

Production taxes	$606	$1,992	$519	$263	$3,380	$65	$1,116	$182	$1,363
Gathering and transportation	$6,244	$735	$232	$127	$7,338	$6,134	$356	$121	$6,611
Lease operating	$7,977	$3,135	$1,755	$1,081	$13,948	$7,796	$3,620	$1,021	$12,437
Production taxes (per Mcfe)	$0.03	$0.42	$0.59	$0.43	$0.13	$—	$0.30	$0.33	$0.06
Gathering and transportation (per Mcfe)	$0.33	$0.15	$0.26	$0.21	$0.29	$0.31	$0.10	$0.22	$0.28
Lease operating (per Mcfe)	$0.42	$0.66	$1.98	$1.76	$0.55	$0.40	$0.98	$1.87	$0.51

Oil and Gas Capital Expenditures:
Acquisitions	$—	$—	$(98)	$—	$(98)	$—	$—	$—	$—
Exploratory leasehold	1,774	1,611	4,471	—	7,856	4,224	17,508	1,311	23,043
Development leasehold	84	—	—	—	84	185	77	—	262
Exploratory drilling	200	1,923	—	—	2,123	10,046	18,367	—	28,413
Development drilling	22,336	71,456	45,209	—	139,001	123,439	12,803	675	136,917
Other development	(41)	(104)	(15)	(18)	(178)	998	1,015	198	2,211
Total	$24,353	$74,886	$49,567	$(18)	$148,788	$138,892	$49,770	$2,184	$190,846

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Six Months Ended June 30, 2012					For the Six Months Ended June 30, 2011
	East Texas/ North Louisiana	South Texas	West Texas	Other	Total	East Texas/ North Louisiana	South Texas	Other	Total
Oil production (Mbbls)	47	828	197	17	1,089	63	222	12	297
Gas production (MMcf)	38,112	4,870	272	1,061	44,315	34,996	5,780	1,329	42,105
Total production (MMcfe)	38,392	9,837	1,451	1,167	50,847	35,375	7,110	1,404	43,889

Oil sales	$4,611	$86,444	$17,282	$1,806	$110,143	$6,037	$21,365	$1,111	$28,513
Hedging gains	—	1,091	274	—	1,365	—	—	—	—
Total oil including hedging	4,611	87,535	17,556	1,806	111,508	6,037	21,365	1,111	28,513
Natural gas sales	84,096	14,792	1,691	2,938	103,517	137,994	27,320	6,662	171,976
Total oil and gas sales	$88,707	$102,327	$19,247	$4,744	$215,025	$144,031	$48,685	$7,773	$200,489

Average oil price (per barrel)	$98.91	$104.41	$87.92	$103.10	$101.17	$95.64	$96.36	$88.82	$95.89
Average oil price including hedging (per barrel)	$98.91	$105.73	$89.31	$103.10	$102.43	$95.64	$96.36	$88.82	$95.89
Average gas price (per Mcf)	$2.21	$3.04	$6.22	$2.77	$2.34	$3.94	$4.73	$5.01	$4.08
Average price (per Mcfe)	$2.31	$10.29	$13.08	$4.07	$4.20	$4.07	$6.85	$5.54	$4.57
Average price including hedging (per Mcfe)	$2.31	$10.40	$13.26	$4.07	$4.23	$4.07	$6.85	$5.54	$4.57

Production taxes	$1,407	$4,283	$909	$418	$7,017	$94	$1,498	$497	$2,089
Gathering and transportation	$13,077	$1,507	$409	$237	$15,230	$11,210	$813	$216	$12,239
Lease operating	$16,638	$6,854	$3,046	$2,159	$28,697	$14,995	$6,987	$2,003	$23,985
Production taxes (per Mcfe)	$0.04	$0.44	$0.63	$0.36	$0.14	$—	$0.21	$0.35	$0.05
Gathering and transportation (per Mcfe)	$0.34	$0.15	$0.28	$0.20	$0.30	$0.32	$0.11	$0.15	$0.28
Lease operating (per Mcfe)	$0.43	$0.70	$2.10	$1.85	$0.56	$0.42	$0.99	$1.43	$0.54

Oil and Gas Capital Expenditures:
Acquisitions	$—	$—	$3,235	$—	$3,235	$—	$—	$—	$—
Exploratory leasehold	3,369	3,099	8,014	—	14,482	15,069	19,188	1,311	35,568
Development leasehold	429	1,216	—	—	1,645	315	77	—	392
Exploratory drilling	568	2,328	—	—	2,896	26,890	38,795	—	65,685
Development drilling	90,544	135,894	79,725	—	306,163	219,027	24,341	773	244,141
Other development	985	615	209	131	1,940	1,851	1,109	292	3,252
Total	$95,895	$143,152	$91,183	$131	$330,361	$263,152	$83,510	$2,376	$349,038